                                                                    Exhibit 10.1

                              FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT (this "Forbearance Agreement") is made as of August 21, 2003, by and among IMAGEMAX, INC., a Pennsylvania corporation, and IMAGEMAX OF DELAWARE, INC., a Delaware corporation (together, the "Borrowers"); the Lenders, as defined in, and who are or may become a party to the Credit Agreement (as defined below); and COMMERCE BANK, N.A., as Agent for the Lenders.

                                   Background

         The Borrowers, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of June 13, 2002, as amended by the First Amendment to Credit Agreement dated as of December 23, 2002, and as further amended by the Second Amendment to Credit Agreement dated as of April 11, 2003 (the "Credit Agreement"), pursuant to which the Lenders agreed to extend certain credit facilities to the Borrowers on the terms and conditions set forth therein and in the other Loan Documents (as defined in the Credit Agreement). Each initially capitalized term used herein without definition shall have the meaning ascribed thereto in the Credit Agreement.

         Certain Events of Default have occurred and will continue to occur (as set forth in clauses (i) - (ii) below, the "Forbearance Defaults") under the Credit Agreement and the other Loan Documents; namely, Borrowers have violated:

         (i) Section 9.1 of the Credit Agreement, pursuant to which Borrowers agreed that Borrowers and their respective Subsidiaries would not permit the EBITDA of Borrowers on a Consolidated basis to be less than or equal to Seven Hundred Forty-Six Thousand ($746,000) Dollars for the Second Quarter ended June 30, 2003. As of June 30, 2003, the EBITDA of Borrowers on a Consolidated basis was Two Hundred Thirty Thousand ($230,000) Dollars; and

         (ii) Paragraph 2.1.4 of the Credit Agreement, pursuant to which Borrowers agreed to immediately repay, without notice or demand, any principal balance of the Revolving Credit Facility in excess of the Maximum Available Revolving Credit. As of June 30, 2003, the amount of the Indebtedness under the Revolving Credit Facility exceeded the Maximum Available Revolving Credit by Eight Hundred Eighty-Six Thousand Seventy ($886,070) Dollars (as the same has and may increase and decrease in accordance with the amended and restated definition of the Maximum Available Revolving Credit as set forth in Section 7.3 hereof, the "Overadvance").

         Lenders and Agent are willing to forbear the exercise of their rights under the Credit Agreement and the other Loan Documents in consideration of the acknowledgements of Borrowers and the terms, conditions and provision hereinafter set forth.

         Except as expressly provided herein, each term, condition and provision set forth in the Credit Agreement and in each other Loan Document are intended to be ratified and confirmed herein in full.

         NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Confirmation of Background. Each Borrower hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true and complete and that the Credit Agreement and each other Loan Document are valid, binding and in full force and effect as of the date hereof and fully enforceable against such Borrower in accordance with the respective terms thereof. Each Borrower further acknowledges and agrees that nothing contained in this Forbearance Agreement shall be deemed to impair, reduce or release in any manner whatsoever any of the obligations of either Borrower under any Loan Document.

2. General Acknowledgements. Each Borrower hereby acknowledges and agrees as follows:

         2.1. The Forbearance Defaults described in the Background have occurred, and, as a consequence thereof, Events of Default have occurred under the Credit Agreement and the Loan Documents. With respect thereto, each Borrower hereby waives any requirements for any further notice or demand from Agent or Lenders in connection therewith;

         2.2. As a result of the Forbearance Defaults, Agent, on behalf of Lenders, has the right to: (i) declare that the entire principal of and interest on the Loans, the Notes, and all other amounts owed to the Lenders and to the Agent under the Credit Agreement or any other Loan Document (other than any Hedging Agreement) (such amounts, the "Indebtedness") and all Obligations under the Credit Agreement and the Loan Documents are immediately due and payable; and (ii) exercise all of rights and remedies available to Agent and Lenders under the Credit Agreement and the other Loan Documents;

         2.3. Neither this Forbearance Agreement nor any other agreement entered into in connection herewith or pursuant to the terms hereof (collectively, the "Forbearance Documents") shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of the Credit Agreement or any other Loan Document, any rights or obligations thereunder, or a waiver by Agent or any Lender of any of their respective rights under the Credit Agreement or any other Loan Document, or at law or in equity;

         2.4. Neither this Forbearance Agreement nor any other Forbearance Document, nor any action taken pursuant to this Forbearance Agreement or under any Forbearance Document shall be deemed to: (i) cure any Default or any other Event of Default which may exist under the Credit Agreement or any Loan Document; or
                  (ii) be a waiver by Agent or Lenders of the Forbearance Defaults or any other Event of Default under the Credit Agreement or any Loan Document or of any rights or remedies in connection therewith or with respect thereto. Each party hereto intends that the obligations of Borrowers with respect to the Credit Agreement and each Loan Document are, and shall remain, in full force and effect; and

         2.5. Except as expressly set forth herein, Borrowers hereby ratify, confirm and reaffirm in all respects, without condition, all terms, covenants and conditions set forth in the Loan Documents, and hereby agree that the Borrowers remain jointly, severally and unconditionally liable to the Agent and the Lenders in accordance with the terms thereof, as amended by this Forbearance Agreement. Each of the Borrowers further herby ratifies, confirms and reaffirms that all of the Collateral, liens, security interests and pledges created pursuant to the Loan Documents, and/or referenced therein, shall continue unimpaired, in full force and effect, and secure and shall continue to secure each of the Borrower's Obligations to the Agent and the Lenders. Without limiting the foregoing, Borrowers each hereby ratify, confirm and reaffirm any and all warrants of attorney contained in any of the Loan Documents to confess judgment against any or all of the Borrowers remain in full force and effect and that such warrants of attorney were knowingly and voluntarily granted by each of the Borrowers..

3. Challenge to Enforcement. Each Borrower acknowledges and agrees that such Borrower does not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement or any other Loan Document, or the enforcement of any of the terms or conditions thereof, hereof or under any other Forbearance Document.

4. Confirmation of Existing Indebtedness. Each Borrower acknowledges and agrees that as the date hereof, the principal outstanding Indebtedness due under the Revolving Credit Facility is Five Million Five Hundred Fifty-Three Thousand Eight Hundred Eight Dollars and Sixty Cents ($5,553,808.60), together with accrued interest thereon in the amount of Fifteen Thousand Eight Hundred Eighty-five Dollars and Seventy-Nine Cents ($15,885.79). There is no Indebtedness outstanding under the Term Loan Facility.

5. Forbearance. Agent and Lenders hereby agree to forbear from exercising the rights and remedies available to them as a result of the Forbearance Defaults, during the forbearance term (the "Forbearance Term") which shall expire on the earlier of: (i) the occurrence of an Event of Default (other than the Forbearance Defaults) under any Loan Document; (ii) the occurrence of a Default hereunder; or (iii) September 30, 2003 (the "Forbearance Period"). The occurrence of any of the foregoing shall immediately operate to terminate the agreement of Agent and Lenders to forbear hereunder. Upon such termination, Agent and Lenders shall have no further obligations to forbear hereunder, under any other Forbearance Document, under the Credit Agreement, or under any other Loan Document, and Agent and Lenders may with notice to the Borrower immediately exercise any and all rights and remedies available to them under the Credit Agreement, any other Loan Document, hereunder, under any other Forbearance Document, at law or in equity.

6. Forbearance Agreements and Undertakings. In consideration of, and as a condition precedent to, the agreement of Agent and Lenders to forbear the exercise of their rights as set forth in Section 5 hereof, and in express reliance thereon, Borrowers covenant and agree to:

         6.1. Overadvance Payments. Notwithstanding the provisions of the penultimate sentence the amended and restated definition of "Maximum Available Revolving Credit" as set forth in Section
                  7.3 hereof, on each Monday until the entire Overadvance has been paid in full Borrowers shall make payments of Thirty Thousand ($30,000) Dollars (or such lesser amount if the amount of the Overadvance is then less than Thirty Thousand ($30,000) Dollars) in immediately available funds to Agent for the ratable benefit of the Lenders, provided, however, that notwithstanding the foregoing, any amount of the Overadvance which remains outstanding on September 30, 2003 shall be paid in full in immediately available funds to the Agent for the ratable benefit of the Lenders; and

         6.2. Status Reports of Sale of Business. Periodically (but no more frequently than bi-weekly), at the request of the Agent, Borrowers shall deliver to Agent a written report in a form satisfactory to the Agent, information with respect to the status of the Borrowers' efforts to sell the business of the Borrowers. Such reports shall include the following information as of the date of delivery thereof (and from the date of the previous report) (i) the identification of all names in respect of each potential buyer, and when offering materials were delivered to such potential buyer, (ii) Borrowers reasonable estimation of the level of interest of each potential buyer, (iii) copies of the then current term sheets and/or letters of intent and any correspondence containing offers or counteroffers to purchase the business,
                  (iv) if so requested, all financial and other information delivered by, or on behalf of, the Borrowers to any prospective buyer or intermediary of the Borrowers or any prospective buyer, (v) copies of all purchase agreements and other transactional documents in respect of the sale of Borrowers' business, and (vi) any other documentation or information which the Agent may reasonably request in respect of a prospective sale of the Borrowers' business. Borrowers covenant and agree, at Borrower sole joint and several expense, to cause any broker or other intermediary acting on behalf of the Borrowers in respect of such prospective sale, provided that such broker shall not be subject to liability to the Agent or the Lenders as a result of its response to such questions to answer any and all questions of the Agent, or its representatives, in respect of the sale, absent such broker's, gross negligence, fraud or willful misconduct;

         6.3. Credit Insurance. On or before August 22, 2003, effective with respect to accounts receivable generated by the Borrower on or after July, 1, 2003 and so long as any portion of the Indebtedness remains unpaid or any of the Obligations unperformed, purchase and maintain credit insurance with respect to Borrowers' accounts receivable (in excess of Twenty-Five Thousand ($25,000) Dollars and which otherwise comport with the underwriting guidelines of the credit insurance carrier), from an insurance carrier acceptable to the Agent, pursuant to a policy acceptable to Agent, in such amounts and with such deductibles and exclusions as are acceptable to the Agent. In connection with such coverage, upon receipt of documentation from such insurance carrier, deliver to Agent a true, correct and complete copy thereof, certified by the Borrowers to the Agent as such. As soon as reasonably practicable following the issuance of such insurance, Borrowers shall cause such carrier to collaterally assign Borrowers' rights in, to and under, such policy so as to perfect Agent's first and only priority security interest therein and the proceeds thereof, all in form and substance acceptable to the Agent and its counsel;

         6.4. Forbearance Fee. Pay to Agent for the ratable benefit of the Lenders, a Forbearance Fee in the amount of Thirty Thousand ($30,000) Dollars, one-half of which shall be paid on or before August 31, 2003 and the remaining one-half of which shall be paid on or before September 30, 2003;

         6.5. Subordinated Creditors. Deliver such consents and waivers as Agent and the Lenders deem necessary or appropriate from the holders of the Subordinated Debt to the undertakings of the Borrowers as set forth in this Forbearance Agreement.

         6.6.     Indiana Property.

                  6.6.1. As soon as reasonably practicable, but in all events on or before August 22, 2003, with respect to that certain parcel of real property owned by the Borrowers in Chesterton, Indiana (the "Indiana Property"), deliver to the Agent a true, correct and complete copy of each of the existing title insurance policy, survey, appraisal, and environmental audit issued to the Borrowers or their lenders, or their respective predecessors-in-interest, in respect of the Indiana Property, to the extent in the possession of the Borrowers, Borrowers present or former counsel, or Borrowers' existing mortgage lender.

                  6.6.2. Upon the request of Agent, deliver promptly, but in all events within thirty (30) days of such request, either (i) an environmental survey from an engineering firm acceptable to the Agent establishing to the satisfaction of the Agent that there are no Hazardous Materials or other environmental contaminants situate thereon present in or on the Indiana Property (other than those that are reasonably necessary for the operation of the Indiana Property or the conduct of the business or businesses that are conducted or intended to be conducted thereon and that are appropriately stored in proper containers, in compliance with all applicable Environmental Laws), or (ii) an environmental insurance policy to be issued, by a reputable environmental insurance company acceptable to the Agent insuring the cost of remediation of the Indiana Property arising out of Hazardous Materials and other environmental contaminants situate thereon, in such amounts and with such coverage as is acceptable to the Lender in the exercise of its reasonable credit judgment.

                  6.6.3. As soon as reasonably practicable, but in all events on or before September 15, 2003, obtain the consent of Bank of America, the first mortgagee, and grant to Agent for the ratable benefit of the Lenders, a second mortgage lien pursuant to a recorded mortgage in form and substance acceptable to the Agent on the Indiana Property, the lien of which shall be insured by a reputable title insurance company acceptable to the Agent, subject only to (i) the lien of Bank of America securing an indebtedness not in excess of Nine Hundred Thousand ($900,000) Dollars, and (ii) such other exceptions of title as are acceptable to the Agent, and in connection therewith cause such title insurance company to issue a Closing Protection Letter in respect of its agent addressed to the Agent in such form and substance as is reasonably acceptable to the Agent.

                  6.6.4. On or before September 15, 2003, deliver to Agent for the ratable benefit of the Lenders, an Environmental Indemnity Agreement in form and substance acceptable to the Agent;

         6.7 Lenders' Costs. Upon demand of Agent, pay all Lenders' Costs in connection with this Forbearance Agreement and as otherwise incurred in connection with the Credit Agreement, including but not limited to: (i) reasonable counsel fees incurred by Agent and Lenders in connection with the negotiation and documentation of this Forbearance Agreement and all agreements, documents, and instruments executed and delivered in connection herewith;

         6.8 Engagement of Consultant. On or before August 22, 2003, interview in good faith no less than three (3) consultants acceptable to the Agent, with a good faith view towards engaging a consultant acceptable to the Agent and Borrowers; and on or before August 29, 2003, at Borrowers sole joint and several expense, engage the services of a consultant acceptable to the Agent and Lenders (the "Consultant") upon such terms and conditions as are acceptable to the Agent and Lenders. Borrowers covenant and agree, at Borrower sole joint and several expense, to cause the Consultant to answer any and all questions of the Agent, or its representatives, in respect of the business of the Borrowers and to deliver to the Agent, or its representatives, all such written analysis, advice and recommendations in respect of the business of the Borrowers, as may be requested by the Agent;

         6.9 Borrowing Base Projection. In addition to any other obligations of the Borrowers under the Credit Agreement or any of the other Loan Documents, Borrowers shall prepare and deliver to the Agent, in form and substance acceptable to the Agent, a projected Borrowing Base Certificates, no later than the third Friday of each month, reflecting what the Borrowers reasonably believe will be the information on the Borrowing Base Certificate to be delivered as of the fifth Business Day of the next month; and

         6.10 Delivery of Other Information. Deliver or cause to be delivered to Agent and Lenders, all such other data and information in respect of the condition, operation and affairs of Borrowers as Agent and Lenders may request.

7.       Amendment to Credit Agreement.

         7.1 Eligible Applicable Margin. Effective as of July 1, 2003, the definition of "Eligible Applicable Margin" in the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Applicable Margin" means for the purposes of calculating the interest rate per annum in excess of Wall Street Prime Rate in effect from time-to-time, and chargeable with respect to each of the Revolving Credit Facility and the Term Loan Facility, the corresponding amount of basis points per annum as set forth below for the applicable Cash Flow Leverage Ratio achieved by the Borrowers from time-to-time:


           ------------- ------------------------------ ------------------------
               Tier         Cash Flow Leverage Ratio        Applicable Margin
           ------------- ------------------------------ ------------------------
                 I                   > 1.75                        250
                                     -
           ------------- ------------------------------ ------------------------
                II              > 1.5 but < 1.75                   225
                                -
           ------------- ------------------------------ ------------------------
                III             >1.25 but < 1.50                   200
                                -
           ------------- ------------------------------ ------------------------
                IV                   < 1.25                        175
           ------------- ------------------------------ ------------------------

         The Applicable Margin shall become effective on the date which is three
         (3) Business Days following the delivery to the Agent the demonstration of the calculation of the Borrowers' Cash Flow Leverage Ratio as required under clause (ii) of each of Paragraphs 7.1.2 and 7.1.3 hereof.

         7.2 Insured Eligible Accounts Receivable. The definition of "Insured Eligible Accounts Receivable" is hereby added to, and incorporated in, the Credit Agreement as follows:

"Insured Eligible Accounts Receivable" means an Eligible Account Receivable for which Borrowers have obtained credit insurance, pursuant to a policy acceptable to Agent in accordance with Section 6.3 of the Forbearance Agreement.

         7.3 Maximum Available Credit. Paragraph 2.1.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  2.1.4 Maximum Available Credit. The outstanding principal balance of the Revolving Credit Facility shall not exceed, at any time, the lesser of: (i) Five Million Five Hundred Fifty-Three Thousand Eight Hundred Eight Dollars and Sixty Cents ($5,553,808.60) Dollars, less the aggregate face amount of Letters of Credit issued by the Agent for the benefit of the Borrowers on account of the Lenders; or (ii) the sum of
         (a) Ninety (90%) Percent of Borrowers' Insured Eligible Accounts Receivable; (b) Eighty (80%) Percent of Borrowers' Eligible Accounts Receivable, exclusive of Insured Eligible Accounts Receivable (or such lesser percentage as the Agent in its sole and absolute discretion (exercised in good faith in its reasonable judgment), may determine) less an amount equal to the aggregate amount of trade payables of any of the Borrowers due to Minolta Corporation and Canon USA, Inc., and any of their respective Affiliates, and (c) Fifty (50%) Percent of Borrower's uninsured accounts receivable, but in the aggregate not in excess of Five Hundred Thousand ($500,000) Dollars, which are in excess of ninety (90) days from the date of the billing thereof, but in all other respects comport to the definition of Eligible Accounts Receivables of the Borrower, all determined in accordance with the last prevailing Borrowing Base Certificate delivered to Agent Bank in the form of Schedule 2.1.4 of the Amended and Restated Credit Agreement (the "Maximum Available Revolving Credit"). Borrowers jointly and severally agree to immediately repay, without notice or demand, any principal balance of the Revolving Credit Facility in excess of the Maximum Available Revolving Credit. Unless Agent or the Lenders shall request more frequently, Borrowers shall submit to the Agent no less frequently than once a month, a Borrowing Base Certificate.

8. Cross Default. Notwithstanding anything to the contrary contained herein or in any other Forbearance Document, the failure of Borrowers to fully perform hereunder or under any other Forbearance Document, or a breach of a representation and warranty hereunder or under any other Forbearance Document shall constitute an Event of Default under the Credit Agreement and each other Loan Document, and, following the occurrence of any such Event of Default, Agent and Lenders may, at their option and without further notice to Borrowers, exercise any and all rights available to Agent and Lenders hereunder, under any other Forbearance Document, under the Credit Agreement, under any other Loan Document, at law, in equity or otherwise.

9. Additional Documents and Future Actions. Borrowers will, at their sole cost, take such actions and provide Agent from time to time with such agreements, instruments, documents or information as Agent may, in Agent's discretion, deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral or to carry out the terms of the Credit Agreement, the other Loan Documents, the Forbearance Agreement and the other Forbearance Documents. Borrowers hereby authorize and appoint Agents as Borrowers' attorney-in-fact, with full power of substitution, to take such actions as Agent may deem advisable to maintain and protect a continuously perfected security interest of Lenders in the Collateral, and to execute on Borrowers' behalf such other documents and notices as Agent may deem advisable to protect the Collateral and the interests therein and the rights thereunder of Agent and Lenders. Such power being coupled with an interest is irrevocable.

10. Representations and Warranties. In consideration of the forbearance extended herein by Agent and Lenders, each Borrower hereby represents and warrants, which representations and warranties shall survive until all Obligations of the Borrowers to Agent and Lenders are paid, performed and satisfied in full, as follows:

         10.1 Except as disclosed on Schedule 10.1 hereof, all representations and warranties of each Borrower set forth in the Credit Agreement and each other Loan Document are true and complete as of the date hereof, except as such representations and warranties may have been affected by the Forbearance Defaults;

         10.2 Except as disclosed on Schedule 10.1 hereof with respect to the representations and warranties of the Borrowers, no condition or event exists or has occurred which would constitute an Event of Default under the Loan Documents (or would, upon the giving of notice or the passage of time, or both constitute an event of default) other than the Forbearance Defaults;

         10.3 The execution and delivery of this Forbearance Agreement and each of the other Forbearance Documents by each Borrower and all documents and agreements to be executed and delivered in connection herewith or therewith: (i) have been duly authorized by all requisite corporate action by such Borrower;
                  (ii) will not conflict with or result in the breach of or constitute a default (upon the passage of time, delivery of notice or both) under such Borrower's certificate or articles of incorporation, by-laws, any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which such Borrower is a party or by which it or its property is bound or affected; and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of such Borrower, except liens in favor of Agent for the ratable benefit of Lenders; and

         10.4 Upon the execution and delivery of this Forbearance Agreement and the other Forbearance Documents, this Forbearance Agreement and each other Forbearance Document shall be the legally binding obligations of such Borrower enforceable against such Borrower in accordance with the respective provisions hereof and thereof, except to the extent enforceability is limited by bankruptcy and other similar laws affecting creditor's rights generally.

11. Certain Fees, Costs and Expenses. In addition to the payment of the Forbearance Fee, Borrowers will pay all of expenses of Agent and Lenders in connection with the preparation, negotiation, documentation and closing of this Forbearance Agreement and each other Forbearance Document, and the consummation of the transactions contemplated hereunder, including, without limitation, fees, disbursements, expenses, appraisal costs and fees and expenses of counsel retained by Bank and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever the right of Agent and Lenders to reimbursement under any of the Forbearance Documents.

12. Defaults. Occurrence of any one or more of the following shall constitute a default hereunder and under each of the Forbearance
         Documents:

         12.1 The occurrence of an Event of Default or Default (as defined in the Credit Agreement) (other than the Forbearance Defaults) under the Credit Agreement or any other Loan Document, hereunder or under any other Forbearance Document, or any event which, with the giving of notice or passage of time or both, would constitute a Default hereunder, or an Event of Default thereunder;

         12.2 The failure of Borrowers to comply with the terms hereof or under any of the other Forbearance Documents; or

         12.3     Subject to the modifications thereof as set forth in Schedule
                  10.1 hereof, any representation or warranty of either Borrower in the Credit Agreement, any other Loan Documents, herein, or any other Forbearance Document, is untrue in any material respect or any statement, certificate or data furnished by any Borrower pursuant hereto is untrue in any material respect as of the date as on which such representation, warranty, statement, certificate or data is stated or certified.

13. Remedies. At the option of Agent, upon the expiration or earlier termination of the Forbearance Term, and without further notice or demand, which notice and demand is expressly waived by each Borrower:
         (i) the entire outstanding Obligations shall be immediately due and payable; and/or (ii) Agent and Lenders may (a) terminate any obligation to forbear hereunder; and (b) exercise each and every right and remedy hereunder, under any other Forbearance Document, under any Loan Document, at law, in equity or otherwise.

14. Indemnification. Each Borrower expressly jointly and severally agrees defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, arising out of or in any way connected with: (i) the Credit Agreement or any of the other Loan Documents, this Forbearance Agreement or any of the other Forbearance Documents, or the Loans;
         (iii) the enforcement, protection or preservation of the rights of Agent or either Lender under the Loan Documents, the Forbearance Documents, or any other document or agreement executed in connection with the Obligations, or any of them; (iii) the validity, perfection or enforceability of the Loan Documents or the Forbearance Documents; and
         (iv) any action or inaction by Agent or any Lender in connection with any of the foregoing.

15. Waivers. In connection with any proceedings hereunder, under any other Forbearance Document, the Credit Agreement or any other Loan Document, or otherwise in connection with any of the Indebtedness or Obligations, including, without limitation, any action by Agent and Lenders in replevin, foreclosure or other court process or in connection with any other action related to the Collateral, each Borrower waives: (i) all errors, defects and imperfections in such proceedings; (ii) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered in connection with the Obligations or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption; (iii) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained in connection with any of the Obligations and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Agent; (iv) presentment for payment, demand, notice of demand, notice of nonpayment, protest and notice of protest of any of the Obligations; (v) any requirement for bonds, security or sureties required by statute, court rule or otherwise; (vi) any demand for possession of any Collateral prior to commencement of any suit; (vii) any right to require or participate in the marshaling of such Borrower's assets; (viii) any notice or demand from Agent or Lenders with respect to such Borrower's obligations under the Loan Documents;
         (ix) all benefits under present and future laws permitting termination of such Borrower's Obligations by delivery of notice or otherwise, other than by performance of all such Borrower's obligations hereunder and under the Loan Documents and the other Forbearance Documents; and
         (x) all rights to claim or recover attorney's fees and costs in the event that such Borrower is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

16. Notices. Any notice or other communication by one party hereto to the other shall be given in the manner set forth in Section 13.1 of the Credit Agreement.

17.      CONFESSION OF JUDGMENT.

         17.1 THE FOLLOWING SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST EACH BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST EACH BORROWER, SUCH BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR SUCH BORROWER, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS SUCH BORROWER HAS, OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY TO BE HEARD UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. EACH BORROWER SPECIFICALLY ACKNOWLEDGES THAT AGENT AND LENDERS HAVE RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN AND IN CONTINUING TO MAKE AVAILABLE THE FINANCIAL ACCOMMODATIONS DESCRIBED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         17.2 EACH BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR SUCH BORROWER IN ANY AND ALL ACTIONS, AND UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT TO: (i) ENTER JUDGMENT AGAINST SUCH BORROWER FOR THE PRINCIPAL SUM DUE HEREUNDER, UNDER THE OTHER FORBEARANCE DOCUMENTS, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS; OR (ii) SIGN FOR SUCH BORROWER AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST SUCH BORROWER FOR ALL OR ANY PART OF THE INDEBTEDNESS; AND IN EITHER CASE FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE COLLECTION FEE IN AN AMOUNT NOT IN EXCESS OF TEN (10%) PERCENT OF THE INDEBTEDNESS OUTSTANDING. EACH BORROWER FURTHER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND ENTER JUDGMENT AGAINST SUCH BORROWER AND IN FAVOR OF AGENT AND LENDERS OR ANY HOLDER OF ANY OF THE NOTES WITH RESPECT TO AN AMICABLE ACTION OF REPLEVIN OR ANY OTHER ACTION WITH RESPECT TO THE COLLATERAL GRANTED TO AGENT FOR THE RATABLE BENEFIT OF THE LENDERS PURSUANT TO THE LOAN DOCUMENTS AND THE FORBEARANCE DOCUMENTS. EACH BORROWER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS FORBEARANCE AGREEMENT, VERIFIED BY AFFIDAVIT OF AN OFFICER OF THE AGENT, ANY LENDER OR ANY OTHER HOLDER OF ANY OF THE NOTES, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPY SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

18. WAIVER OF RIGHT TO TRIAL BY JURY. EACH BORROWER, AGENT AND LENDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT, THE FORBEARANCE DOCUMENTS, OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY BORROWER WITH RESPECT TO THIS AGREEMENT, THE FORBEARANCE DOCUMENTS OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH BORROWER, AGENT AND LENDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH BORROWER, AGENT AND LENDERS TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY. EACH BORROWER ACKNOWLEDGES THAT SUCH BORROWER: (a) HAS HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION; (b) FULLY UNDERSTAND THE TERMS, CONTENT AND EFFECT HEREOF; AND (c) VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

19.      Miscellaneous.

         19.1 The provisions of Article 13 of the Credit Agreement are hereby incorporated herein and made a part hereof as if set forth herein in full. To the extent of any inconsistency between the terms and conditions of this Forbearance Agreement and the terms and conditions of the Loan Documents or the Forbearance Documents, the terms and conditions of the Forbearance Documents shall prevail.

         19.2 This Forbearance Agreement may be executed in counterpart, each of which shall constitute an original and collectively one and the same agreement.

                   [balance of page intentionally left blank]

         IN WITNESS WHEREOF, intending to be legally bound hereby, Borrowers, Agent and Lenders have executed this Forbearance Agreement as an instrument under seal as of the day and year first above written.

                                 IMAGEMAX, INC.
                                 IMAGEMAX OF DELAWARE, INC.


                                 By: /s/ Mark P. Glassman
                                   ---------------------------------------------
                                     Mark P. Glassman, CEO of each Borrower


                                 COMMERCE BANK, N.A.
                                 as Agent and Lender


                                 By: /s/ Vincent DiPatre
                                     -------------------------------------------
                                     Vincent DiPatre, Senior Vice President


                                 FIRSTRUST BANK, as Lender


                                 By: /s/ Richard E. Meyers
                                     -------------------------------------------
                                     Richard E. Meyers, Executive Vice President

                                  Schedule 10.1

                Exceptions to the Representations and Warranties
                       Set Forth in the Credit Agreement



         1. With respect to Section and Schedule 6.1.2 of the Credit Agreement (Subsidiaries and Capitalization), there are 7,719,073 shares of common stock outstanding at June 30, 2003; 925,750 shares of restricted stock were granted as of June 30, 2003. In addition, 669,500 stock options were granted as of June 30, 2003.

         2. With respect to Section and Schedule 6.1.12 of the Credit Agreement (Material Contracts): (i) the Blackwelder lease was renewed until December 9, 2003; (ii) the Pugnale lease expired on December 9, 2002 and was not renewed;
(iii) the Semasko lease expired on December 9, 2002 and was not renewed; (iv) the Campanelli lease terminated on February 28, 2003 and the facility was moved to Canton, MA; the new lease with Canton Realty Associates expires on February 28, 2006; and (v) the Schedule is revised to include all contracts identified as Exhibits to the Borrower's 2002 Annual Report on Form 10-K filed April 15, 2003.

         3. With respect to Section and Schedule 6.1.20 (Debt and Guarantee Obligations), Borrower has capital lease obligations totaling approximately $311,000 as of June 30, 2003.

         4. With respect to Section and Schedule 6.1.21 (Litigation), there is no longer any pending litigation; both matters listed on Schedule 6.1.21 have been settled.

         5. Section 6.1.16 (No Material Adverse Change), as it refers to December 31, 2001, is no longer applicable.